REGISTRATION STATEMENT NO 333-

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 1996

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INSO CORPORATION
(exact name of registrant as specified in its charter)

Delaware                           04-3216243
(State or other jurisdiction of    (I.R.S. Employer Identification No.)
incorporation or organization)

31 ST. JAMES AVENUE, 11TH FLOOR
BOSTON, MASSACHUSETTS
(address of principal executive offices)
02116-4101
(Zip Code)

INSO CORPORATION 1996 STOCK INCENTIVE PLAN
(full title of the plan)

BRUCE G. HILL, ESQ.
VICE PRESIDENT AND GENERAL COUNSEL
INSO CORPORATION
31 ST. JAMES AVENUE, 11TH FLOOR
BOSTON, MASSACHUSETTS 02116-4101
(Name and address of agent for service of process)

(617) 753-6500
(Telephone number, including area code, of agent for service)













CALCULATION OF REGISTRATION FEE
- -----------------------------------------------------------------------
Title of      Amount to        Proposed    Proposed     Amount of
securities    be registered(1) maximum     maximum      registration
to be                          offering    aggregate    fee(2)
registered                     price per   offering
                               unit(2)     price(1)

Common Stock  2,000,000        $54.40      $108,800,000 $37,536
par value
$.01 per
share
______________________________________________________________________
(1) This Registration Statement also relates to an indeterminate number of additional shares of Common Stock which may be issuable as a result of stock splits, stock dividends or similar transactions.

(2) The price per share, estimated solely for purposes of calculating the registration fee pursuant to Rules 457 (c) and
(h), is based on the average of the high and low sales prices of the Registrant's Common Stock as reported on the Nasdaq Stock
Market on June 21, 1996.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 is included in documents sent or given to participants in the 1996 Stock
Incentive Plan of INSO Corporation, formerly InfoSoft
International, Inc., a Delaware corporation (the "Company"), pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPOATION OF DOCUMENTS BY REFERENCE

The following documents of INSO Corporation, formerly InfoSoft
International, Inc. (the "Company" and the "Registrant") are incorporated herein by reference:

    (a)  Annual Report on Form 10-K for the Fiscal Year Ended
December 31, 1995 filed with the Commission on March 22, 1996.

    (b)  Quarterly Report on Form 10-Q for the Quarter Ended
March 31, 1996 filed with the Commission on May 3, 1996.

    (c) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Bruce G. Hill, Esq., Vice President, General Counsel and Secretary of the
Company. As of June 26, 1996, Mr. Hill was the beneficial owner of 2,815 shares of Common Stock and the holder of options to purchase 117,500 shares of Common Stock granted under the Company's 1993 Stock
Incentive Plan.

ITEM 6.  IDEMNIFICATION OF OFFICERS AND DIRECTORS.

Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

Article V of the By-laws of the Company provides for indemnification of officers and directors of the Company and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

The following are filed as exhibits to this Registration
Statement:

4.1 Restated Certificate of Incorporation of the Company, dated June 21, 1996, defining the rights of security holders.

4.2 By-laws of the Company, dated November 10, 1993, as amended,incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1995.

4.3 Specimen Stock Certificate of Common Stock of the Company, incorporated by reference to Registration Statement No. 33-73996 on Form S-1 filed with the Commission January 12, 1994, as amended by Amendment No. 1 thereto, filed with the Commission on February 2, 1994, Amendment No. 2 thereto, filed with the Commission on February 18, 1994, and Amendment No. 3 thereto, filed with the Commission on March 1, 1994.

5     Opinion of Bruce G. Hill, Esq., Vice President, General
Counsel and Secretary, dated June 25, 1996.

23.1  Consent of Ernst & Young LLP, dated June 24, 1996.

23.2  Consent of Bruce G. Hill, Esq. (see Exhibit 5).

24    Power of Attorney (included on the signature page of this
Registration Statement).

ITEM 9.  UNDERTAKINGS.

1.   The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

          (i)  to include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

    (2) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section
13(a) or Section 15(d) of the Securities Exchange Act of 1934
(and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities
Exchange Act of 1934) that is incorporated by reference in the Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on June 26, 1996.

                              INSO CORPORATION

                              By /s/ Bruce G. Hill
                              --------------------
                              Bruce G. Hill
                              Secretary


POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Steven R. Vana Paxhia and Bruce G. Hill, and each of them, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 26, 1996.


SIGNATURE

By /s/ Steven R. Vana-Paxhia
- -------------------------
Steven R. Vana-Paxhia
President, Chief Executive Officer and Director
(Principal Executive Officer)

By /s/ Betty J. Savage
- -------------------
Betty J. Savage
Vice President and Chief Financial Officer
(Principal Financial Officer)

By /s/Linda J. Barnes
- ------------------
Linda J. Barnes
Vice President and Chief Accounting Officer
(Principal Accounting Officer)

By /s/ J.P. Barger
- ---------------
J. P. Barger
Director

By
- ------------------
Joseph A. Baute
Director

By /s/ Samuel H. Fuller
- -----------------------
Samuel H. Fuller
Director

By /s/ John Guttag
- ------------------
John Guttag
Director

By /s/ Stephen O. Jaeger
- ------------------------
Stephen O. Jaeger
Director

By /s/ Joanna Lau
- --------------------
Joanna Lau
Director

By /s/ Ray Stata
- ----------------
Ray Stata
Director

/s/ William J. Wisneski
- ------------------------
William J. Wisneski
Director


EXHIBIT INDEX

Exhibit   Description
No.

4.1       Restated Certificate of Incorporation of the
Company, dated June 21, 1996, defining the rights of security holders.

4.2 By-laws of the Company, dated November 10, 1993, as amended,incorporated by reference to Exhibit 3.2 to the Company's
Annual Report on Form 10-K for the Fiscal Year Ended December
31, 1995.

4.3 Specimen for Certificate of Common Stock of the Company,incorporated by reference to Registration Statement No. 33-
73996 on Form S-1 filed with the Commission on January 12, 1994, as amended by Amendment No. 1 thereto, filed with the Commission on February 2, 1994, Amendment No. 2 thereto, filed with the Commission on February 18, 1994, and Amendment No. 3 thereto, filed with the Commission on March 1, 1994.

5         Opinion of Bruce G. Hill, Esq., Vice President, General Counsel
and Secretary, dated June 25, 1996.

23.1      Consent of Ernst & Young LLP, dated June 24, 1996.

23.2      Consent of Bruce G. Hill, Esq. (see Exhibit 5).

24        Power of Attorney (included on the signature page of
this Registration Statement).